EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-34450 and 333-109753) and Form S-8 (Nos. 333-78069, 333-78071, 333-78073, 333-31224, 333-54486, 333-54488, 333-54490, 333-90498, 333-90500, 333-90502, 333-116385, 333-116387, 333-116389, 333-127221, 333-161211, 333-195750, 333-211026, and 333-229483) of MKS Instruments, Inc. of our report dated February 23, 2021 relating to the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts

February 23, 2021